UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 12, 2023

McEWEN MINING INC.

(Exact name of registrant as specified in its charter)

Colorado	001-33190	84-0796160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 King Street West, Suite 2800 Toronto, Ontario, Canada	M5H 1J9
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code:	(866) 441-0690

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MUX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 14, 2023, McEwen Mining Inc. (the “Company”) entered into an Agency Agreement (the “Agency Agreement”) with Cantor Fitzgerald Canada Corporation and Roth Capital Partners, LLC, as co-lead managers (“Co-Lead Managers”), relating to a private placement (the “Offering”) of 1,903,000 shares of the Company’s common stock (the “Common Stock”).  The shares of Common Stock sold in the Offering are considered “flow-through” common shares for purposes of the Income Tax Act (Canada) in that they provide potential tax benefits to the purchasers if the Company uses the proceeds of the Offering for qualified exploration or development expenses. The Company received gross proceeds of approximately $16.1 million from the Offering, before deducting discounts and commissions and other estimated offering expenses payable by the Company. The Company paid the Co-Lead Managers a commission of five percent of the aggregate gross offering proceeds.

The Agency Agreement contains customary representations, warranties and agreements by the Company and the Co-Lead Managers, including indemnification of the Co-Lead Managers by the Company for liabilities arising under the Securities Act of 1933, as amended (the “Act”). The Agency Agreement has been filed with this Current Report on Form 8-K to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Agency Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Agency Agreement, and may be subject to limitations agreed upon by the Company and the Co-Lead Managers.

The preceding summary of the Agency Agreement is qualified in its entirety by reference to the full text of the Agency Agreement, a copy of which is attached as Exhibit 1.1.

Item 3.02	Unregistered Sales of Equity Securities

The disclosure contained in Item 1.01 above is hereby incorporated into this Item 3.02 by reference. The Common Stock sold in the Offering was not registered under the Act in reliance on the exemption provided by Rule 903 of Regulation S promulgated under the Act.  The sale of the Common Stock was made in an offshore transaction, was not offered or sold to a “U.S. Person” within the meaning of Regulation S and offering restrictions were implemented.

Item 7.01	Regulation FD Disclosure.

On December 14, 2023, the Company issued a press release announcing the closing of the Offering, a copy of which is furnished with this report as Exhibit 99.1.

On December 12, 2023, the Company issued a press release summarizing its October, November and eleven-month (year-to-date) production results. A copy of the press release is furnished with this report as Exhibit 99.2.

The information furnished under this Item 7.01, including the exhibits, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by reference to such filing.

Item 9.01	Financial Statements and Exhibits.

(d)          Exhibits. The following exhibits are furnished or filed with this report, as applicable:

Exhibit No.	Description
1.1	Agency Agreement, dated December 14, 2023, among McEwen Mining Inc., Cantor Fitzgerald Canada Corporation and Roth Capital Partners, LLC
99.1	Press Release, dated December 14, 2023, regarding the Offering
99.2	Press Release, dated December 12, 2023 regarding production results
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

Cautionary Statement

With the exception of historical matters, the matters discussed in the press release include forward-looking statements within the meaning of applicable securities laws that involve risks and uncertainties that could cause actual results to differ materially from projections or estimates contained therein. Such forward-looking statements include, among others, statements regarding future production and cost estimates, exploration, development, construction and production activities. Factors that could cause actual results to differ materially from projections or estimates include, among others, future drilling results, metal prices, economic and market conditions, operating costs, receipt of permits, and receipt of working capital, as well as other factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and other filings with the United States Securities and Exchange Commission. Most of these factors are beyond the Company’s ability to predict or control. The Company disclaims any obligation to update any forward-looking statement made in the press release, whether as a result of new information, future events, or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McEWEN MINING INC.

Date: December 15, 2023	By:	/s/ Carmen Diges
Carmen Diges, General Counsel